EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Further Information Contact:
Ray Christie
Phone: (510) 668-2200 or
Email: rchristi@thermawave.com

Therma-Wave, Inc. Receives NASDAQ Notification

FREMONT, California — March 3, 2003 —Therma-Wave, Inc., (Nasdaq: TWAVE) announced that it received a Nasdaq Staff Determination on February 25, 2003, stating that Nasdaq has not received the Company’s Form 10-Q for the period ended December 29, 2002, violating Nasdaq’s continued listing requirements set forth in Marketplace Rule 4310(c)(14).  As a result of the filing delinquency, the fifth character “E” has been appended to our trading symbol “TWAV.”  Therma-Wave is now trading under the symbol “TWAVE.”

We have requested a hearing in accordance with The Nasdaq Stock Market rules in order to attempt to prevent the delisting of our common stock.   No delisting action will take place prior to the hearing, which is typically held within 30 days after the date of the hearing request.

As indicated in our filing of Form 12b-25 on February 13, 2003, with the Securities and Exchange Commission, an internal investigation is being conducted by our audit committee, outside counsel and outside auditors with respect to one of our foreign branches to determine the impact of (i) the additional terms and conditions agreed to by the foreign branch’s local management with respect to equipment shipped to certain customers and related timing of recognizing revenue under accounting principles generally accepted in the United States, and (ii) the business expense practices of our employees at that foreign branch.   The revenue transactions currently being investigated represent actual shipments of equipment that were originally recorded in fiscal 2002.  As part of this internal investigation, we are taking corrective actions with regard to the management of that foreign branch.

As part of this investigation, we are also evaluating whether there are any accounting issues at a second foreign branch.  It is possible that other matters will come to our attention as a result of this investigation and, if they do, we will have to extend the scope of our investigation.

Based on the information currently available to us, we do not believe that the outcome of this internal investigation will have a material adverse effect on our business or financial condition.  However, we do expect a restatement of our financial statements for certain prior periods.

As a result of the foregoing investigation, we have been unable to complete the filing of our Form 10-Q for the quarter ended December 29, 2002.  We expect to file the Form 10-Q following the completion of the investigation and the restatement of any prior period financial statements.

For further information about Therma-Wave, Inc. and to access the Company’s SEC filings, please visit www.thermawave.com.

About Therma-Wave, Inc.

Since 1982, Therma-Wave, Inc., has been revolutionizing process control metrology systems through innovative, proprietary products and technologies. We are a worldwide leader in the development, manufacture, marketing and service of process control metrology systems used in the manufacture of semiconductors. Therma-Wave currently offers leading edge products to the semiconductor manufacturing industry for the measurement of transparent, semi-transparent, and opaque thin films, for the monitoring of ion implantation, and for the integration of metrology into semiconductor processing systems.

This press release contains forward-looking statements as that term is defined in the Private Securities Reform Act of 1995, which are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Those forward looking statements relate to our internal investigation, the financial periods that are subject to that investigation and the possible restatement of our financial statements for certain prior periods.  As stated above, it is possible that the scope of the investigation, including the time periods covered by the investigation, could be extended, depending on what we learn in the investigation.  Such statements are subject to risks, uncertainties, and changes in condition.  The Company undertakes no obligation to update the information in this press release.